UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01.	Regulation FD Disclosure.

The following unaudited financial information is being provided as of the filing date of this Report, pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

BANCFIRST CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands, except per share data)

	December 31,
	2007	2006
ASSETS
Cash and due from banks	$194,103	$148,487
Interest-bearing deposits with banks	2,387	6,470
Federal funds sold	399,000	335,000
Securities (market value: $467,921 and $432,945, respectively)	467,719	432,910
Loans:
Total loans (net of unearned interest)	2,487,099	2,325,548
Allowance for loan losses	(29,127)	(27,700)

Loans, net	2,457,972	2,297,848
Premises and equipment, net	88,110	82,336
Other real estate owned	1,300	1,379
Intangible assets, net	8,099	7,294
Goodwill	34,327	32,512
Accrued interest receivable	26,093	25,680
Other assets	63,896	48,658

Total assets	$3,743,006	$3,418,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$966,214	$866,787
Interest-bearing	2,322,290	2,107,518

Total deposits	3,288,504	2,974,305
Short-term borrowings	30,400	23,252
Accrued interest payable	7,831	7,988
Other liabilities	16,899	11,531
Long-term borrowings	606	1,339
Junior subordinated debentures	26,804	51,804

Total liabilities	3,371,044	3,070,219

Commitments and contingent liabilities
Stockholders’ equity:
Senior preferred stock, $1.00 par; 10,000,000 shares authorized; none issued	—	—
Cumulative preferred stock, $5.00 par; 900,000 shares authorized; none issued	—	—
Common stock, $1.00 par; 20,000,000 shares authorized; shares issued and outstanding: 15,217,233 and 15,764,310, respectively	15,217	15,764
Capital surplus	63,917	61,418
Retained earnings	285,879	271,073
Accumulated other comprehensive income, net of income tax of $(3,741) and $(54), respectively	6,949	100

Total stockholders’ equity	371,962	348,355

Total liabilities and stockholders’ equity	$3,743,006	$3,418,574

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
INTEREST INCOME
Loans, including fees	$48,023	$47,135	$189,786	$179,942
Securities:
Taxable	4,649	4,202	18,397	17,345
Tax-exempt	345	372	1,398	1,533
Federal funds sold	4,800	4,849	21,047	13,952
Interest-bearing deposits with banks	28	102	121	453

Total interest income	57,845	56,660	230,749	213,225

INTEREST EXPENSE
Deposits	19,517	18,099	78,606	63,167
Short-term borrowings	322	502	1,667	1,798
Long-term borrowings	8	26	50	160
Junior subordinated debentures	492	1,103	2,140	4,412

Total interest expense	20,339	19,730	82,463	69,537

Net interest income	37,506	36,930	148,286	143,688
Provision for loan losses	980	(123)	3,329	1,790

Net interest income after provision for loan losses	36,526	37,053	144,957	141,898

NONINTEREST INCOME
Trust revenue	1,428	1,402	6,077	5,765
Service charges on deposits	7,785	6,990	29,395	28,200
Securities transactions	48	141	8,337	526
Income from sales of loans	493	572	2,397	2,259
Insurance commissions and premiums	1,492	1,114	6,434	6,457
Insurance recovery	—	—	3,139	—
Other	3,985	4,563	15,359	15,217

Total noninterest income	15,231	14,782	71,138	58,424

NONINTEREST EXPENSE
Salaries and employee benefits	19,574	17,631	76,814	70,336
Occupancy and fixed assets expense, net	2,221	2,166	8,357	8,245
Depreciation	2,095	1,856	7,568	6,850
Amortization of intangibles assets	224	253	968	981
Data processing services	734	804	2,783	2,736
Net expense (income) from other real estate owned	85	(13)	128	52
Marketing and business promotions	1,747	1,920	7,606	6,544
Early extinguishment of debt	—	—	1,894	—
Other	7,560	7,213	28,328	28,813

Total noninterest expense	34,240	31,830	134,446	124,557

Income before taxes	17,517	20,005	81,649	75,765
Income tax expense	(5,893)	(6,483)	(28,556)	(26,413)

Net income	11,624	13,522	53,093	49,352
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities	3,519	1,445	4,899	3,410
Reclassification adjustment for losses in net income	31	(92)	1,950	(342)

Comprehensive income	$15,174	$14,875	$59,942	$52,420

NET INCOME PER COMMON SHARE
Basic	$0.76	$0.86	$3.41	$3.14

Diluted	$0.75	$0.84	$3.33	$3.07

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	GENERAL

The accompanying consolidated financial statements include the accounts of BancFirst Corporation, Century Life Assurance Company, Council Oak Partners, LLC, Wilcox Jones & McGrath, Inc., and BancFirst and its subsidiaries (the “Company”). The operating subsidiaries of BancFirst are Council Oak Investment Corporation, BancFirst Agency, Inc., Lenders Collection Corporation, BancFirst Community Development Corporation, Council Oak Real Estate, Inc. and PremierSource LLC. PremierSource LLC was sold in August 2006 and Century Life Assurance Company was sold effective October 2006. All significant intercompany accounts and transactions have been eliminated. Assets held in a fiduciary or agency capacity are not assets of the Company and, accordingly, are not included in the consolidated financial statements.

The unaudited interim financial statements contained herein reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the financial position and results of operations of the Company for the interim periods presented. All such adjustments are of a normal and recurring nature. There have been no significant changes in the accounting policies of the Company since December 31, 2006, the date of the most recent annual report.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States inherently involves the use of estimates and assumptions that affect the amounts reported in the financial statements and the related disclosures. These estimates relate principally to the determination of the allowance for loan losses, income taxes and the fair values of financial instruments. Such estimates and assumptions may change over time and actual amounts realized may differ from those reported.

(2)	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is expected to increase the relevance and comparability in financial reporting of income taxes because all tax positions accounted for in accordance with Statement 109 will be evaluated for recognition, derecognition, and measurement using consistent criteria. Finally, the disclosure provisions of this interpretation will provide more information about the uncertainty in income tax assets and liabilities. This interpretation is effective for fiscal years beginning after December 15, 2006 and earlier adoption is encouraged. The Company adopted this new standard effective January 1, 2007. The Company has evaluated the effect of this pronouncement and determined that the adoption of this interpretation did not have a material effect on the Company’s consolidated financial statements.

On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial-statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatements present in the Company’s balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. The Company has considered SAB 108 and determined that the adoption of SAB 108 did not have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued FAS No. 157 (“FAS 157”), “Fair Value Measurements.” FAS 157 is effective for all financial statements issued for fiscal years beginning after November 15, 2007. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Adoption of FAS 157 is not expected to have a material impact on the Company’s results of operations or financial condition.

In February 2007, the FASB issued FAS No. 159 (“FAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115.” FAS 159 allows entities to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities that are not otherwise required to be measured at fair value, with changes in fair value recognized in earnings as they occur. FAS 159 also requires entities to report those financial assets and financial liabilities measure at fair value in a manner that separates those reported fair values from the carrying amounts of similar assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, FAS 159 establishes presentation and disclosure requirements designed to improve comparability between entities that elect different measurement attributes for similar assets and liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted if an entity also early adopts the provisions of FAS 157. The Company has determined that it does not intend to elect to use the fair value option to value financial assets and liabilities in accordance with FAS 159.

In December 2007, the FASB issues FAS No. 141R, “Business Combinations” (“FAS 141R”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. FAS 141R applies prospectively to business combinations for which the acquisition date is on or after fiscal years beginning after December 15, 2008. FAS 141R will become effective for our fiscal year beginning January 1, 2009. We are currently evaluating the effect that the adoption of FAS 141R will have on our consolidated financial statements.

(3)	RECENT DEVELOPMENTS; MERGERS, ACQUISITIONS AND DISPOSALS

In August 2006, the Company completed the acquisition of First Bartlesville Bank (“First Bartlesville”), Bartlesville, Oklahoma for cash of approximately $5.6 million. First Bartlesville had total assets of approximately $46.6 million. As a result of the acquisition, First Bartlesville became a wholly-owned subsidiary of BancFirst Corporation and was merged into BancFirst in December 2006. The acquisition was accounted for as a purchase. Accordingly, the effects of the acquisition are included in the Company’s consolidated financial statements from the date of the acquisition forward. The acquisition did not have a material effect on the results of operations of the Company for 2006 or 2007.

On September 6, 2006, the Company entered into an agreement to sell its 75% ownership in Century Life Assurance Company (“Century Life”) to American Underwriters Life Insurance Company. The Company decided to sell this subsidiary as the product line was not strategic for the Company. The effective date of the sale was October 1, 2006. Century Life reported approximately $945,000 of revenues and $111,000 of net income for the third quarter of 2006, and the Company reported a pre-tax gain on the sale approximating $640,000 during the fourth quarter of 2006. The resulting gain on the sale and the loss of future earnings from operating Century Life did not have a significant impact on the results of the Company’s operations for 2006 or 2007.

In November 2006, the Company announced its intent to exercise the optional prepayment terms of its 9.65% Junior Subordinated Debentures. The securities were redeemed effective January 15, 2007 for a redemption price equal to 104.825% of the aggregate $25 million liquidation amount of the trust securities plus all accrued and unpaid interest to the redemption date. As a result of the prepayment, the Company incurred a loss of approximately $1.2 million after taxes at the time of the redemption. The loss reflects the premium paid and the acceleration of the unamortized issuance costs.

During the first quarter of 2007 the Company entered into an agreement to acquire Armor Assurance Company (Armor), an insurance agency in Muskogee, Oklahoma for cash of approximately $3.3 million and a $372,000 note payable in three equal annual installments. The transaction was consummated in April 2007. Armor had total assets of approximately $364,000. As a result of the acquisition, Armor was merged with the Company’s existing property casualty agency, Wilcox & Jones, to form Wilcox, Jones & McGrath, Inc. The acquisition was accounted for as a purchase. Accordingly, the effects of the acquisition are included in the Company’s consolidated financial statements from the date of the acquisition forward. The acquisition did not have a material effect on the results of operations of the Company for 2007.

In June 2007, the Company entered into an agreement to sell one of its investments held by Council Oak Investment Corporation, a wholly-owned subsidiary of BancFirst, that resulted in a one-time gain of approximately $7.8 million. The transaction was consummated on August 1, 2007 and included in noninterest income – securities transactions in the third quarter of 2007. The Company made a $1 million contribution to its charitable foundation with the funds from the gain. This one-time gain, net of related expenses, income taxes and the contribution had a net income effect of approximately $3.9 million.

In July 2007, the Company was awarded and received the $3.1 million bond claim by their fidelity bond carrier for the $3.3 million cash shortfall that was reported in the second quarter of 2005.

(4)	SECURITIES

The table below summarizes securities held for investment and securities available for sale.

	December 31,
	2007	2006
	(dollars in thousands)
Held for investment at cost (market value: $25,472 and $26,087, respectively)	$25,270	$26,052
Available for sale, at market value	442,449	406,858

Total	$467,719	$432,910

(5)	LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is a schedule of loans outstanding by category:

	December 31,
	2007		2006
	Amount	Percent	Amount	Percent
	(dollars in thousands)
Commercial and industrial	$493,860	19.86%	$400,858	17.24%
Oil & Gas Production & Equipment	92,759	3.73	97,090	4.18
Agriculture	87,035	3.50	80,743	3.47
State and political subdivisions:
Taxable	5,972	0.24	3,131	0.14
Tax-exempt	8,937	0.36	12,328	0.53
Real Estate:
Construction	222,820	8.96	223,561	9.61
Farmland	95,137	3.82	83,904	3.61
One to four family residences	513,969	20.67	516,727	22.22
Multifamily residential properties	20,248	0.81	11,415	0.49
Commercial	653,066	26.26	610,133	26.24
Consumer	270,735	10.89	258,133	11.10
Other	22,561	0.90	27,525	1.17

Total loans	$2,487,099	100.00%	$2,325,548	100.00%

Loans held for sale (included above)	$8,320		$9,935

The Company’s loans are mostly to customers within Oklahoma and over half of the loans are secured by real estate. Credit risk on loans is managed through limits on amounts loaned to individual borrowers, underwriting standards and loan monitoring procedures. The amounts and types of collateral obtained to secure loans are based upon the Company’s underwriting standards and management’s credit evaluation. Collateral varies, but may include real estate, equipment, accounts receivable, inventory, livestock and securities. The Company’s interest in collateral is secured through filing mortgages and liens, and in some cases, by possession of the collateral. The amount of estimated loss due to credit risk in the Company’s loan portfolio is provided for in the allowance for loan losses. The amount of the allowance required to provide for all existing losses in the loan portfolio is an estimate based upon evaluations of loans, appraisals of collateral and other estimates which are subject to rapid change due to changing economic conditions and the economic prospects of borrowers. It is reasonably possible that a material change could occur in the estimated allowance for loan losses in the near term.

Changes in the allowance for loan losses are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(dollars in thousands)
Balance at beginning of period	$28,829	$28,990	$27,700	$27,517

Charge-offs	(823)	(1,397)	(2,683)	(3,481)
Recoveries	141	230	781	1,364

Net charge-offs	(682)	(1,167)	(1,902)	(2,117)

Provisions charged to operations	980	(123)	3,329	1,790
Additions from acquisitions	—	—	—	510

Total additions	980	(123)	3,329	2,300

Balance at end of period	$29,127	$27,700	$29,127	$27,700

The net charge-offs by category are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(dollars in thousands)
Commercial, financial and other	$(27)	$846	$225	$1,140
Real estate – construction	6	(1)	558	122
Real estate – mortgage	538	22	543	(30)
Consumer	165	299	576	884

Total	$682	$1,166	$1,902	$2,116

(6)	NONPERFORMING AND RESTRUCTURED ASSETS

Below is a summary of nonperforming and restructured assets:

	December 31,
	2007	2006
	(dollars in thousands)
Past due over 90 days and still accruing	$823	$1,884
Nonaccrual	11,568	9,371
Restructured	1,121	715

Total nonperforming and restructured loans	13,512	11,970
Other real estate owned and repossessed assets	1,568	1,675

Total nonperforming and restructured assets	$15,080	$13,645

Nonperforming and restructured loans to total loans	0.54%	0.51%

Nonperforming and restructured assets to total assets	0.40%	0.40%

(7)	CAPITAL

The Company is subject to risk-based capital guidelines issued by the Board of Governors of the Federal Reserve System. These guidelines are used to evaluate capital adequacy and involve both quantitative and qualitative evaluations of the Company’s assets, liabilities, and certain off-balance-sheet items calculated under regulatory practices. Failure to meet the minimum capital requirements can initiate certain mandatory or discretionary actions by the regulatory agencies that could have a direct material effect on the Company’s financial statements. The required minimums and the Company’s respective ratios are shown below.

	Minimum Required	December 31,
		2007	2006
		(dollars in thousands)
Tier 1 capital		$348,564	$359,430
Total capital		$378,755	$388,581
Risk-adjusted assets		$2,826,072	$2,620,376
Leverage ratio	3.00%	9.42%	10.64%
Tier 1 capital ratio	4.00%	12.33%	13.72%
Total capital ratio	8.00%	13.40%	14.83%

To be “well capitalized” under federal bank regulatory agency definitions, a depository institution must have a Tier 1 Ratio of at least 6%, a combined Tier 1 and Tier 2 Ratio of at least 10%, and a Leverage Ratio of at least 5%. As of December 31, 2006 and 2007, the Company was considered to be “well capitalized”. There are no conditions or events since the most recent notification of the Company’s capital category that management believes would change its category.

(8)	STOCK REPURCHASE PLAN

In November 1999, the Company adopted a new Stock Repurchase Program (the “SRP”) authorizing management to repurchase up to 600,000 shares of the Company’s common stock. The SRP was amended in May 2001, August of 2002, and September of 2007 to increase the shares authorized to be purchased by 555,832 shares, 364,530 shares and 366,948 shares, respectively. The SRP may be used as a means to increase earnings per share and return on equity, to purchase treasury stock for the exercise of stock options or for distributions under the Deferred Stock Compensation Plan, to provide liquidity for optionees to dispose of stock from exercises of their stock options, and to provide liquidity for shareholders wishing to sell their stock. The timing, price and amount of stock repurchases under the SRP may be determined by management and must be approved by the Company’s Executive Committee. At December 31, 2007 there were 600,000 shares remaining that could be repurchased under the SRP. Below is a summary of the shares repurchased under the program.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Number of shares repurchased	—	—	53,000	—
Average price of shares repurchased	$—	$—	$46.47	$—

(9)	COMPREHENSIVE INCOME

The only component of comprehensive income reported by the Company is the unrealized gain or loss on securities available for sale. The amount of this unrealized gain or loss, net of tax, has been presented in the statement of income for each period as a component of other comprehensive income. Below is a summary of the tax effects of this unrealized gain or loss.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(dollars in thousands)
Unrealized gains (losses) during the period:
Before-tax amount	$5,412	$2,239	$7,536	$5,248
Tax (expense) benefit	(1,893)	(794)	(2,637)	(1,838)

Net-of-tax amount	$3,519	$1,445	$4,899	$3,410

The amount of unrealized gain or loss included in accumulated other comprehensive income is summarized below.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(dollars in thousands)
Unrealized gain (loss) on securities:
Beginning balance	$3,399	$(1,253)	$100	$(2,968)
Current period change	3,519	1,445	4,899	3,410
Reclassification adjustment for (gains) losses included in net income	31	(92)	1,950	(342)

Ending balance	$6,949	$100	$6,949	$100

(10)	NET INCOME PER COMMON SHARE

Basic and diluted net income per common share are calculated as follows:

	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(dollars in thousands, except per share data)
Three Months Ended December 31, 2007
Basic
Income available to common stockholders	$11,624	15,209,373	$0.76

Effect of stock options	—	366,257

Diluted
Income available to common stockholders plus assumed exercises of stock options	$11,624	15,575,630	$0.75

Three Months Ended December 31, 2006
Basic
Income available to common stockholders	$13,522	15,751,044	$0.86

Effect of stock options	—	398,019

Diluted
Income available to common stockholders plus assumed exercises of stock options	$13,522	16,149,063	$0.84

Year Ended December 31, 2007
Basic
Income available to common stockholders	$53,093	15,574,521	$3.41

Effect of stock options	—	370,101

Diluted
Income available to common stockholders plus assumed exercises of stock options	$53,093	15,944,622	$3.33

Year Ended December 31, 2006
Basic
Income available to common stockholders	$49,352	15,713,306	$3.14

Effect of stock options	—	381,538

Diluted
Income available to common stockholders plus assumed exercises of stock options	$49,352	16,094,844	$3.07

Below is the number and average exercise prices of options that were excluded from the computation of diluted net income per share for each period because the options’ exercise prices were greater than the average market price of the common shares.

	Shares	Average Exercise Price
Three Months Ended December 31, 2007	258,609	$45.23
Three Months Ended December 31, 2006	6,467	$50.92
Year Ended December 31, 2007	229,923	$45.51
Year Ended December 31, 2006	10,789	$45.82

BANCFIRST CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Per Common Share Data
Net income – basic	$0.76	$0.86	$3.41	$3.14
Net income – diluted	0.75	0.84	3.33	3.07
Cash dividends	0.20	0.18	0.76	0.68
Performance Data
Return on average assets	1.27%	1.55%	1.49%	1.46%
Return on average stockholders’ equity	12.60	15.38	14.66	15.10
Cash dividend payout ratio	26.32	20.93	22.29	21.73
Net interest spread	3.53	3.66	3.59	3.80
Net interest margin	4.54	4.71	4.63	4.75
Efficiency ratio	64.93	61.55	61.27	61.63
Net charge-offs total loans	0.11	0.20	0.08	0.09

	December 31,
	2007	2006
Balance Sheet Data
Book value per share	$24.44	$22.10
Tangible book value per share	21.66	19.57
Average loans to deposits (year-to-date)	76.04%	79.19%
Average earning assets to total assets (year-to-date)	90.86	90.20
Average stockholders’ equity to average assets (year-to-date)	10.18	9.68
Asset Quality Ratios
Nonperforming and restructured loans to total loans	0.54%	0.51%
Nonperforming and restructured assets to total assets	0.40	0.40
Allowance for loan losses to total loans	1.17	1.19
Allowance for loan losses to nonperforming and restructured loans	215.57	231.41

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Three Months Ended December 31,
	2007			2006
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans (1)	$2,423,589	$48,118	7.88%	$2,333,774	$47,252	8.03%
Securities – taxable	429,814	4,649	4.29	391,909	4,202	4.25
Securities – tax exempt	35,286	531	5.97	38,474	574	5.92
Federal funds sold	412,927	4,828	4.64	375,513	4,951	5.23

Total earning assets	3,301,616	58,126	6.98	3,139,670	56,979	7.20

Nonearning assets:
Cash and due from banks	136,972			146,404
Interest receivable and other assets	217,118			204,331
Allowance for loan losses	(28,745)			(29,147)

Total nonearning assets	325,345			321,588

Total assets	$3,626,961			$3,461,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$390,911	$685	0.70%	$420,473	$919	0.87%
Savings deposits	1,093,677	9,767	3.54	928,347	8,801	3.76
Time deposits	796,254	9,066	4.52	770,941	8,380	4.31
Short-term borrowings	27,878	322	4.58	38,683	501	5.14
Long-term borrowings	625	8	5.08	1,490	26	6.92
Junior subordinated debentures	26,805	491	7.27	51,804	1,103	8.45

Total interest-bearing liabilities	2,336,150	20,339	3.45	2,211,738	19,730	3.54

Interest-free funds:
Noninterest-bearing deposits	899,246			871,060
Interest payable and other liabilities	25,432			29,718
Stockholders’ equity	366,133			348,742

Total interest-free funds	1,290,811			1,249,520

Total liabilities and stockholders’ equity	$3,626,961			$3,461,258

Net interest income		$37,787			$37,249

Net interest spread			3.53%			3.66%

Net interest margin			4.54%			4.71%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Year Ended December 31,
	2007			2006
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans (1)	$2,364,618	$190,173	8.04%	$2,321,459	$180,401	7.77%
Securities – taxable	411,443	18,397	4.47	394,140	17,345	4.40
Securities – tax exempt	35,657	2,151	6.03	39,121	2,359	6.03
Federal funds sold	419,675	21,167	5.04	291,129	14,404	4.95

Total earning assets	3,231,393	231,888	7.18	3,045,849	214,509	7.04

Nonearning assets:
Cash and due from banks	139,919			161,576
Interest receivable and other assets	213,081			197,559
Allowance for loan losses	(27,890)			(28,310)

Total nonearning assets	325,110			330,825

Total assets	$3,556,503			$3,376,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$398,786	$2,989	0.75%	$428,620	$3,455	0.81%
Savings deposits	1,048,935	39,944	3.81	884,714	30,374	3.43
Time deposits	784,405	35,673	4.55	744,252	29,339	3.94
Short-term borrowings	33,584	1,667	4.96	37,149	1,798	4.84
Long-term borrowings	931	50	5.37	2,582	160	6.20
Junior subordinated debentures	27,832	2,140	7.69	51,804	4,412	8.52

Total interest-bearing liabilities	2,294,473	82,463	3.59	2,149,121	69,538	3.24

Interest-free funds:
Noninterest bearing deposits	877,474			874,013
Interest payable and other liabilities	22,426			26,709
Stockholders’ equity	362,130			326,831

Total interest-free funds	1,262,030			1,227,553

Total liabilities and stockholders’ equity	$3,556,503			$3,376,674

Net interest income		$149,425			$144,971

Net interest spread			3.59%			3.80%

Net interest margin			4.63%			4.75%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date February 15, 2008	/s/ Joe T. Shockley, Jr.
(Signature)
Joe T. Shockley, Jr.
Executive Vice President and Chief Financial Officer;
(Principal Financial Officer)